EXHIBIT 99

FOR RELEASE 6:00 AM ET, October 26, 2015

Contact:    Robert S. Tissue, Sr. Vice President & CFO
Telephone:    (304) 530-0552
Email:        rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS THIRD QUARTER AND FIRST NINE MONTHS 2015 RESULTS

Q3 2015 Diluted EPS $0.34 compared to $0.35 for Q3 2014; Net income up 16.5 percent

MOOREFIELD, WV - October 26, 2015 (GLOBE NEWSWIRE) - Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported third quarter 2015 net income applicable to common shares of $3.66 million, or $0.34 per diluted share, compared to $3.14 million, or $0.35 per diluted share, for the third quarter of 2014, representing an increase in net income of 16.5 percent, but a 2.9 percent decrease in diluted earnings per share. Q3 2015 earnings compared to Q3 2014 were positively impacted by a $534,000 decline in write-downs of foreclosed properties and a $228,000 increase in net interest income. Increased common shares outstanding resulting from common stock issuances during the past year accounted for the $0.01 decline in quarterly year-over-year diluted earnings per share, despite the increase in earnings.

Excluding from third quarter 2015 (on a pre-tax basis) realized securities gains of $372,000, losses on sales of foreclosed properties of $35,000, and write-downs of foreclosed properties of $1.0 million, Q3 2015 core earnings approximated $4.11 million, or $0.38 per diluted share. Excluding from third quarter 2014 (on a pre-tax basis) realized securities gains of $128,000, losses on sales of foreclosed properties of $70,000, and write-downs of foreclosed properties of $1.58 million, Q3 2014 core earnings approximated $4.10 million, or $0.45 per diluted share.

For the nine months ended September 30, 2015, Summit recorded net income applicable to common shares of $11.96 million, or $1.12 per diluted share, compared with $7.58 million, or $0.85 per diluted share, for the comparable 2014 nine-month period, representing an increase of 57.8%, or 31.8% per diluted share.

Excluding from the nine month period ended September 30, 2015 nonrecurring items (on a pre-tax basis) comprised of realized securities gains of $1.02 million, a $176,000 Federal Home Loan Bank of Pittsburgh (“FHLB”) special dividend, losses on sales of assets of $288,000, and write-downs of foreclosed properties of $1.78 million, and from the 2014 first nine-month period realized securities gains of $64,000, losses on sales of assets of $199,000, OTTI charges of $1,000 and write-downs of foreclosed properties of $3.47 million, core earnings for first nine months of 2015 were approximately $12.50 million, or $1.18 per diluted share, compared to $9.85 million, or $1.08 per diluted share, for the 2014 nine month period.

Highlights for Q3 2015 include:

•	Net interest margin contracted 8 and 6 basis points, respectively, as compared to that for Q2 2015 and Q3 2014.

•
Despite loans declining $2.2 million, or 0.8 percent (on an annualized basis) during the quarter, loans grew $42.6 million during the first nine months of 2015, or 5.5 percent (on an annualized basis).

•	Core revenues decreased 1.6 percent compared to the linked quarter, but remained relatively flat compared to the year ago quarter.

•	Recorded charges of $1.05 million to write-down foreclosed properties compared to such charges of $160,000 in Q2 2015 and $1.58 million in Q3 2014.

•
Nonperforming assets as a percentage of total assets increased slightly during the quarter to 3.07 percent compared to 3.05 percent for the linked quarter, but remains well below year end 2014 levels of 3.48 percent. Foreclosed properties are at the lowest level since Q2 2009.

H. Charles Maddy III, President and Chief Executive Officer of Summit, commented, “Our results for the quarter just ended were mixed, as the robust loan growth we had experienced in the first half of 2015, stalled in the third quarter. This coupled with lower securities yields halted the quarter-over-quarter growth in core revenues and net interest margin improvement that we had enjoyed earlier this year. Despite this, we are very pleased by Summit’s considerable growth in both quarterly and year-to-date net income compared to the same periods of the prior year, giving us optimism as we look forward to the remainder of 2015 and beyond.”

Results from Operations

Total revenue for third quarter 2015, consisting of net interest income and noninterest income, grew 2.2 percent to $14.3 million compared to $14.0 million for the third quarter 2014. For the year-to-date period ended September 30, 2015, total revenue was $43.3 million compared to $39.8 million for the same period of 2014, representing an 8.6 percent increase.

Total core revenue (excluding nonrecurring items, enumerated above) was $13.9 million for both third quarter 2015 and the same prior-year quarter. For the first nine months of 2015, total core revenue (excluding nonrecurring items) was $42.1 million compared to $39.8 million for the comparable period of 2014, a 5.8 percent improvement.

For the third quarter of 2015, net interest income was $11.3 million, an increase of 2.1 percent from the $11.1 million reported in the prior-year third quarter and decreased $153,000 compared to the linked quarter. The net interest margin for third quarter 2015 was 3.41 percent compared to 3.47 percent for the year-ago quarter, and 3.49 percent for the linked quarter.

Noninterest income, consisting primarily of insurance commissions from Summit's insurance agency subsidiary and service fee income from community banking activities, for third quarter 2015 was $2.99 million compared to $2.91 million for the comparable period of 2014. Excluding realized securities gains/losses and OTTI of securities, noninterest income was $2.62 million for third quarter 2015, compared to $2.79 million reported for third quarter 2014.

The third quarter 2015 and 2014 provision for loan losses totaled $250,000, compared to $500,000 for the linked quarter.

Core noninterest expense continues to be well-controlled. Total noninterest expense decreased 3.4% to $8.87 million compared to $9.19 million for the prior-year third quarter. Excluding from noninterest expense (on a pre-tax basis) losses on sales of foreclosed properties of $35,000 in Q3 2015 and $70,000 in Q3 2014 and write-downs of foreclosed properties of $1.05 million in Q3 2015 and $1.58 million in Q3 2014, noninterest expense would have approximated $7.79 million for Q3 2015 compared to $7.54 million for the comparable period of 2014. Noninterest expense for the first nine months of 2015 decreased 4.1% compared to the first nine months of 2014.

Balance Sheet

At September 30, 2015, total assets were $1.47 billion, an increase of $25.7 million, or 1.8 percent since December 31, 2014. Total loans, net of unearned fees and allowance for loan losses, were $1.06 billion at September 30, 2015, up $42.5 million, or 4.2 percent, from the $1.02 billion reported at year-end 2014.

At September 30, 2015, deposits were $1.07 billion, an increase of $10.8 million, or 1.0 percent, since year end 2014. During first nine months of 2015, checking and savings increased by $16.7 million and $5.6 million, respectively, or 5.2 percent and 2.2 percent, respectively, while time deposits decreased $11.5 million or 2.4 percent. Long-term borrowings and subordinated debentures declined by 16.0 percent since year end 2014, as the Company prepaid $16.8 million in subordinated debentures, which was funded by short-term borrowings.

Asset Quality

As of September 30, 2015, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties, and repossessed assets, were $45.2 million, or 3.07 percent of assets. This compares to $45.1 million, or 3.05 percent of assets at the linked quarter, and $58.5 million, or 4.10 percent of assets, at third quarter 2014.

Third quarter 2015 net loan charge-offs were $293,000, or 0.11 percent of average loans annualized; while adding $250,000 to the allowance for loan losses. The allowance for loan losses stood at $11.2 million, or 1.05 percent of total loans at September 30, 2015, compared to 1.08 percent at year-end 2014.

Capital Adequacy

Shareholders’ equity was $140.3 million as of September 30, 2015 compared to $140.1 million June 30, 2015 and $121.4 million at September 30, 2014. Tangible book value per common share increased to $12.45 at September 30, 2015 compared to $12.22 at June 30, 2015 and $11.81 at September 30, 2014.

At September 30, 2015, Summit’s and its depository institution’s, Summit Community Bank, Inc.’s (the “Bank’s”), regulatory risk-based capital ratios computed in accordance with the new Basel III regulatory capital guidelines effective January 1, 2015, were each well in excess of the regulatory minimum required ratio relative to each plus the respective applicable capital conservation buffer on a fully phased-in basis. Respectively, the Company’s and Bank’s Tier 1 leverage capital ratios were 10.5 percent and 10.7 percent at September 30, 2015 compared to 9.9 percent and 10.6 percent reported at December 31, 2014.

About the Company

Summit Financial Group, Inc. is a $1.47 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle and South Central regions of West Virginia and the Northern and Shenandoah Valley regions of Virginia, through its bank subsidiary, Summit Community Bank, Inc., which operates fifteen banking locations. Summit also operates Summit Insurance Services, LLC in Moorefield, West Virginia and Leesburg, Virginia.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies. We undertake no obligation to revise these statements following the date of this press release.

NON-GAAP FINANCIAL MEASURES

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America ("GAAP"). Specifically, Summit adjusted GAAP performance measures to exclude the effects of realized and unrealized securities gains and losses, gains/losses on sales of assets, and write-downs of foreclosed properties to estimated fair value included in its Statements of Income. Management deems believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of Summit's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q3 2015 vs Q3 2014
	For the Quarter Ended		Percent
Dollars in thousands	9/30/2015	9/30/2014	Change
Condensed Statements of Income
Interest income
Loans, including fees	$12,983	$13,033	-0.4%
Securities	1,543	1,724	-10.5%
Other	5	3	66.7%
Total interest income	14,531	14,760	-1.6%
Interest expense
Deposits	2,106	2,288	-8.0%
Borrowings	1,120	1,395	-19.7%
Total interest expense	3,226	3,683	-12.4%
Net interest income	11,305	11,077	2.1%
Provision for loan losses	250	250	—%
Net interest income after provision for loan losses	11,055	10,827	2.1%

Noninterest income
Insurance commissions	983	1,105	-11.0%
Service fees related to deposit accounts	1,111	1,177	-5.6%
Realized securities gains	372	128	n/m
Other income	527	503	4.8%
Total noninterest income	2,993	2,913	2.7%
Noninterest expense
Salaries and employee benefits	4,479	4,026	11.3%
Net occupancy expense	496	482	2.9%
Equipment expense	582	520	11.9%
Professional fees	402	380	5.8%
FDIC premiums	300	480	-37.5%
Foreclosed properties expense	168	298	-43.6%
Loss on sales of foreclosed properties	35	70	-50.0%
Write-downs of foreclosed properties	1,046	1,580	-33.8%
Other expenses	1,364	1,350	1.0%
Total noninterest expense	8,872	9,186	-3.4%
Income before income taxes	5,176	4,554	13.7%
Income taxes	1,515	1,218	24.4%
Net income	3,661	3,336	9.7%
Preferred stock dividends	—	193	n/m

Net income applicable to common shares	$3,661	$3,143	16.5%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q3 2015 vs Q3 2014

	For the Quarter Ended		Percent
	9/30/2015	9/30/2014	Change
Per Share Data
Earnings per common share
Basic	$0.34	$0.42	-19.0%
Diluted	$0.34	$0.35	-2.9%

Cash dividends	$0.08	$—	n/a

Average common shares outstanding
Basic	10,703,526	7,457,222	43.5%
Diluted	10,712,203	9,630,293	11.2%

Common shares outstanding at period end	10,658,199	7,457,222	42.9%

Performance Ratios
Return on average equity	10.42%	11.13%	-6.4%
Return on average tangible equity	11.01%	11.90%	-7.5%
Return on average assets	1.00%	0.93%	7.5%
Net interest margin	3.41%	3.47%	-1.7%
Efficiency ratio (A)	52.93%	51.19%	3.4%

NOTE (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Nine Month Performance Summary -- 2015 vs 2014
	For the Nine Months Ended		Percent
Dollars in thousands	9/30/2015	9/30/2014	Change
Condensed Statements of Income
Interest income
Loans, including fees	$38,804	$37,764	2.8%
Securities	5,122	5,403	-5.2%
Other	7	7	—%
Total interest income	43,933	43,174	1.8%
Interest expense
Deposits	6,251	6,864	-8.9%
Borrowings	3,399	4,875	-30.3%
Total interest expense	9,650	11,739	-17.8%
Net interest income	34,283	31,435	9.1%
Provision for loan losses	1,000	2,250	-55.6%
Net interest income after provision for loan losses	33,283	29,185	14.0%

Noninterest income
Insurance commissions	3,191	3,377	-5.5%
Service fees related to deposit accounts	3,159	3,291	-4.0%
Realized securities gains	1,023	64	n/m
Other-than-temporary impairment of securities	—	(1)	-100.0%
Other income	1,619	1,670	-3.1%
Total noninterest income	8,992	8,401	7.0%
Noninterest expense
Salaries and employee benefits	13,107	12,052	8.8%
Net occupancy expense	1,483	1,528	-2.9%
Equipment expense	1,677	1,599	4.9%
Professional fees	1,109	978	13.4%
FDIC premiums	950	1,477	-35.7%
Foreclosed properties expense	534	780	-31.5%
Loss on sales of foreclosed properties	288	198	45.5%
Write-downs of foreclosed properties	1,779	3,471	-48.7%
Other expenses	4,211	4,130	2.0%
Total noninterest expense	25,138	26,213	-4.1%
Income before income taxes	17,137	11,373	50.7%
Income taxes	5,181	3,215	61.2%
Net income	11,956	8,158	46.6%
Preferred stock dividends	—	580	n/m

Net income applicable to common shares	$11,956	$7,578	57.8%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Nine Month Performance Summary -- 2015 vs 2014

	For the Nine Months Ended		Percent
	9/30/2015	9/30/2014	Change
Per Share Data
Earnings per common share
Basic	$1.19	$1.02	16.7%
Diluted	$1.12	$0.85	31.8%

Cash dividends	$0.24	$—	n/a

Average common shares outstanding
Basic	10,069,374	7,455,952	35.1%
Diluted	10,628,139	9,626,942	10.4%

Common shares outstanding at period end	10,658,199	7,457,222	42.9%

Performance Ratios
Return on average equity	11.61%	9.35%	24.2%
Return on average tangible equity	12.29%	10.02%	22.7%
Return on average assets	1.09%	0.77%	41.6%
Net interest margin	3.50%	3.37%	3.9%
Efficiency ratio (A)	51.40%	52.69%	-2.4%

NOTE (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Condensed Statements of Income
Interest income
Loans, including fees	$12,983	$12,972	$12,848	$12,666	$13,033
Securities	1,543	1,685	1,894	1,784	1,724
Other	5	1	1	2	3
Total interest income	14,531	14,658	14,743	14,452	14,760
Interest expense
Deposits	2,106	2,074	2,071	2,130	2,288
Borrowings	1,120	1,126	1,152	1,371	1,395
Total interest expense	3,226	3,200	3,223	3,501	3,683
Net interest income	11,305	11,458	11,520	10,951	11,077
Provision for loan losses	250	500	250	—	250
Net interest income after provision for loan losses	11,055	10,958	11,270	10,951	10,827

Noninterest income
Insurance commissions	983	1,080	1,128	1,023	1,105
Service fees related to deposit accounts	1,111	1,072	976	1,113	1,177
Realized securities gains	372	170	480	149	128
Other-than-temporary impairment of securities	—	—	—	—	—
Other income	527	538	555	537	503
Total noninterest income	2,993	2,860	3,139	2,822	2,913
Noninterest expense
Salaries and employee benefits	4,479	4,442	4,187	4,133	4,026
Net occupancy expense	496	489	498	495	482
Equipment expense	582	560	535	487	520
Professional fees	402	372	335	452	380
FDIC premiums	300	320	330	315	480
Foreclosed properties expense	168	158	208	239	298
Loss on sale of foreclosed properties	35	103	150	628	70
Write-downs of foreclosed properties	1,046	160	572	300	1,580
Other expenses	1,364	1,457	1,389	2,061	1,350
Total noninterest expense	8,872	8,061	8,204	9,110	9,186
Income before income taxes	5,176	5,757	6,205	4,663	4,554
Income taxes	1,515	1,747	1,920	1,464	1,218
Net income	3,661	4,010	4,285	3,199	3,336
Preferred stock dividends	—	—	—	191	193
Net income applicable to common shares	$3,661	$4,010	$4,285	$3,008	$3,143

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Per Share Data
Earnings per common share
Basic	$0.34	$0.38	$0.49	$0.39	$0.42
Diluted	$0.34	$0.38	$0.41	$0.32	$0.35

Cash dividends	$0.08	$0.08	$0.08	$—	$—

Average common shares outstanding
Basic	10,703,526	10,667,892	8,815,961	7,796,508	7,457,222
Diluted	10,712,203	10,676,474	10,493,323	9,963,214	9,630,293

Common shares outstanding at period end	10,658,199	10,843,676	10,586,242	8,301,746	7,457,222

Performance Ratios
Return on average equity	10.42%	11.67%	12.79%	10.10%	11.13%
Return on average tangible equity	11.01%	12.36%	13.56%	10.76%	11.90%
Return on average assets	1.00%	1.09%	1.18%	0.89%	0.93%
Net interest margin	3.41%	3.49%	3.59%	3.42%	3.47%
Efficiency ratio - (A)	52.93%	52.05%	49.27%	53.07%	51.19%

NOTE (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data

	For the Quarter Ended
Dollars in thousands, except per share amounts	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014

Assets
Cash and due from banks	$4,232	$3,988	$3,850	$3,728	$3,933
Interest bearing deposits other banks	8,057	9,274	8,437	8,783	9,300
Securities	272,127	276,661	282,135	282,834	282,401
Loans, net	1,062,348	1,064,472	1,039,669	1,019,842	993,347
Property held for sale	29,713	31,500	34,368	37,529	47,252
Premises and equipment, net	20,457	20,490	20,208	20,060	20,132
Intangible assets	7,548	7,598	7,648	7,698	7,748
Cash surrender value of life insurance policies	37,482	37,222	36,961	36,700	36,417
Other assets	27,340	28,764	27,216	26,394	28,139
Total assets	$1,469,304	$1,479,969	$1,460,492	$1,443,568	$1,428,669

Liabilities and Shareholders' Equity
Deposits	$1,072,091	$1,053,310	$1,058,308	$1,061,314	$1,054,454
Short-term borrowings	145,291	174,599	148,985	123,633	127,432
Long-term borrowings and subordinated debentures	95,648	98,625	101,602	113,879	114,855
Other liabilities	15,985	13,363	15,708	13,098	10,566
Shareholders' equity	140,289	140,072	135,889	131,644	121,362
Total liabilities and shareholders' equity	$1,469,304	$1,479,969	$1,460,492	$1,443,568	$1,428,669

Book value per common share (A)	$13.16	$12.92	$12.84	$12.60	$12.62
Tangible book value per common share (A)	$12.45	$12.22	$12.11	$11.86	$11.81
Tangible equity to tangible assets	9.1%	9.0%	8.8%	8.6%	8.0%
Tangible common equity to tangible assets	9.1%	9.0%	8.8%	8.0%	7.3%

NOTE (A) - Assumes conversion of convertible preferred stock

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios (A)

	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Summit Financial Group, Inc.
CET1 Risk-based Capital	11.7%	11.6%	11.3%	n/a	n/a
Tier 1 Risk-based Capital	13.4%	13.2%	13.0%	13.3%	12.5%
Total Risk Based Capital	14.4%	14.2%	14.0%	14.9%	14.3%
Tier 1 Leverage Ratio	10.5%	10.4%	10.1%	9.9%	9.2%

Summit Community Bank, Inc.
CET1 Risk-based Capital	13.6%	13.4%	13.5%	n/a	n/a
Tier 1 Risk-based Capital	13.6%	13.4%	13.5%	14.2%	14.4%
Total Risk Based Capital	14.6%	14.4%	14.5%	15.3%	15.5%
Tier 1 Leverage Ratio	10.7%	10.6%	10.5%	10.6%	10.5%

NOTE (A) - Computed in accordance with Basel III regulatory capital guidelines beginning January 1, 2015

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014

Commercial	$89,250	$97,284	$89,928	$88,590	$83,762
Commercial real estate
Owner occupied	199,068	191,743	180,269	157,783	156,765
Non-owner occupied	336,550	331,056	325,764	317,136	314,577
Construction and development
Land and development	66,164	64,435	66,558	67,881	61,088
Construction	8,419	18,214	19,094	28,591	27,239
Residential real estate
Non-jumbo	222,739	220,199	219,938	220,071	218,125
Jumbo	46,092	49,203	50,492	52,879	51,917
Home equity	73,652	72,504	68,894	67,115	64,256
Consumer	19,124	18,683	18,485	19,456	19,906
Other	12,518	12,423	11,074	11,507	6,753
Total loans, net of unearned fees	1,073,576	1,075,744	1,050,496	1,031,009	1,004,388
Less allowance for loan losses	11,228	11,272	10,827	11,167	11,041
Loans, net	$1,062,348	$1,064,472	$1,039,669	$1,019,842	$993,347

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition

Dollars in thousands	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Non interest bearing checking	$118,887	$113,256	$117,049	$115,427	$104,442
Interest bearing checking	217,242	202,957	196,606	204,030	195,183
Savings	259,185	246,949	257,687	253,578	255,880
Time deposits	476,777	490,148	486,966	488,279	498,949
Total deposits	$1,072,091	$1,053,310	$1,058,308	$1,061,314	$1,054,454

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information
	For the Quarter Ended
Dollars in thousands	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014

Gross loan charge-offs	$774	$463	$782	$362	$297
Gross loan recoveries	(481)	(407)	(192)	(488)	(82)
Net loan charge-offs	$293	$56	$590	$(126)	$215

Net loan charge-offs to average loans (annualized)	0.11%	0.02%	0.23%	-0.05%	0.09%
Allowance for loan losses	$11,228	$11,272	$10,827	$11,167	$11,041
Allowance for loan losses as a percentage of period end loans	1.05%	1.05%	1.03%	1.08%	1.10%

Nonperforming assets:
Nonperforming loans
Commercial	$884	$1,065	$788	$392	$309
Commercial real estate	5,294	2,421	1,340	1,844	936
Commercial construction and development	—	—	—	—	—
Residential construction and development	5,345	5,627	5,333	4,619	4,592
Residential real estate	3,881	4,433	4,491	5,556	5,257
Consumer	53	45	65	83	146
Total nonperforming loans	15,457	13,591	12,017	12,494	11,240
Foreclosed properties
Commercial	—	—	110	110	110
Commercial real estate	3,209	3,279	3,657	5,204	5,815
Commercial construction and development	9,328	10,178	10,191	10,179	10,178
Residential construction and development	14,965	15,839	17,590	19,267	20,431
Residential real estate	2,211	2,204	2,819	2,769	10,718
Total foreclosed properties	29,713	31,500	34,367	37,529	47,252
Other repossessed assets	—	55	55	221	34
Total nonperforming assets	$45,170	$45,146	$46,439	$50,244	$58,526

Nonperforming loans to period end loans	1.44%	1.26%	1.14%	1.21%	1.12%
Nonperforming assets to period end assets	3.07%	3.05%	3.18%	3.48%	4.10%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q3 2015 vs Q3 2014
	Q3 2015			Q3 2014
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,050,058	$12,855	4.86%	$995,270	$12,944	5.22%
Tax-exempt	13,360	194	5.76%	8,331	135	6.43%
Securities
Taxable	208,473	933	1.78%	208,891	1,084	2.06%
Tax-exempt	75,571	924	4.85%	83,956	970	4.58%
Interest bearing deposits other banks and Federal funds sold	13,116	5	0.15%	11,842	3	0.10%
Total interest earning assets	1,360,578	14,911	4.35%	1,308,290	15,136	4.59%

Noninterest earning assets
Cash & due from banks	3,871			3,690
Premises & equipment	20,502			20,229
Other assets	93,563			112,103
Allowance for loan losses	(11,521)			(11,272)
Total assets	$1,466,993			$1,433,040

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$210,691	$61	0.11%	$191,565	$55	0.11%
Savings deposits	251,932	450	0.71%	251,401	430	0.68%
Time deposits	485,453	1,595	1.30%	508,817	1,803	1.41%
Short-term borrowings	148,012	130	0.35%	123,495	98	0.31%
Long-term borrowings and subordinated debentures	97,500	990	4.03%	121,101	1,297	4.25%
Total interest bearing liabilities	1,193,588	3,226	1.07%	1,196,379	3,683	1.22%

Noninterest bearing liabilities
Demand deposits	118,603			105,887
Other liabilities	14,242			10,857
Total liabilities	1,326,433			1,313,123

Shareholders' equity - preferred	—			9,283
Shareholders' equity - common	140,560			110,634
Total liabilities and shareholders' equity	$1,466,993			$1,433,040

NET INTEREST EARNINGS		$11,685			$11,453

NET INTEREST MARGIN			3.41%			3.47%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2015 vs YTD 2014
	YTD 2015			YTD 2014
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,044,010	$38,443	4.92%	$977,336	$37,516	5.13%
Tax-exempt	12,801	547	5.71%	7,262	376	6.92%
Securities
Taxable	211,642	3,302	2.09%	213,089	3,565	2.24%
Tax-exempt	75,685	2,759	4.87%	80,814	2,785	4.61%
Interest bearing deposits other banks and Federal funds sold	9,395	6	0.09%	9,737	6	0.08%
Total interest earning assets	1,353,533	45,057	4.45%	1,288,238	44,248	4.59%

Noninterest earning assets
Cash & due from banks	3,842			3,790
Premises & equipment	20,373			20,414
Other assets	96,142			114,203
Allowance for loan losses	(11,285)			(11,887)
Total assets	$1,462,605			$1,414,758

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$205,749	$179	0.12%	$189,581	$162	0.11%
Savings deposits	252,701	1,307	0.69%	232,730	1,137	0.65%
Time deposits	485,939	4,765	1.31%	520,937	5,566	1.43%
Short-term borrowings	149,177	368	0.33%	92,963	209	0.30%
Long-term borrowings and subordinated debentures	101,245	3,030	4.00%	151,541	4,665	4.12%
Total interest bearing liabilities	1,194,811	9,649	1.08%	1,187,752	11,739	1.32%

Noninterest bearing liabilities
Demand deposits	116,057			101,006
Other liabilities	14,371			9,609
Total liabilities	1,325,239			1,298,367

Shareholders' equity - preferred	2,388			9,286
Shareholders' equity - common	134,978			107,105
Total liabilities and shareholders' equity	$1,462,605			$1,414,758

NET INTEREST EARNINGS		$35,408			$32,509

NET INTEREST MARGIN			3.50%			3.37%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended			For the Nine Months Ended
Dollars in thousands	9/30/2015	6/30/2015	9/30/2014	9/30/2015	9/30/2014

Core earnings applicable to common shares	$4,108	$4,069	$4,101	$12,503	$9,851

FHLB special dividend	—	—	—	176	—
Applicable income tax effect	—	—	—	(65)	—
Realized securities gains	372	170	128	1,023	64
Applicable income tax effect	(138)	(63)	(47)	(379)	(24)
Loss on sale of foreclosed properties	(35)	(103)	(70)	(288)	(199)
Applicable income tax effect	13	38	26	107	74
Other-than-temporary impairment of securities	—	—	—	—	(1)
Applicable income tax effect	—	—	—	—	—
Write-downs foreclosed properties	(1,046)	(160)	(1,580)	(1,779)	(3,471)
Applicable income tax effect	387	59	585	658	1,284
	(447)	(59)	(958)	(547)	(2,273)
GAAP net income applicable to common shares	$3,661	$4,010	$3,143	$11,956	$7,578

Core diluted earnings per common share	$0.38	$0.39	$0.45	$1.18	$1.08

FHLB special dividend	—	—	—	0.02	—
Applicable income tax effect	—	—	—	(0.01)	—
Realized securities gains	0.03	0.02	0.01	0.10	0.01
Applicable income tax effect	(0.01)	(0.01)	—	(0.04)	—
Loss on sale of foreclosed properties	—	(0.01)	(0.01)	(0.03)	(0.02)
Applicable income tax effect	—	—	—	0.01	0.01
Other-than-temporary impairment of securities	—	—	—	—	—
Applicable income tax effect	—	—	—	—	—
Write-downs of foreclosed properties	(0.10)	(0.01)	(0.16)	(0.17)	(0.36)
Applicable income tax effect	0.04	—	0.06	0.06	0.13
	(0.04)	(0.01)	(0.10)	(0.06)	(0.23)
GAAP diluted earnings per common share	$0.34	$0.38	$0.35	$1.12	$0.85

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended			For the Nine Months Ended
Dollars in thousands	9/30/2015	6/30/2015	9/30/2014	9/30/2015	9/30/2014

Total core revenue	$13,926	$14,148	$13,862	$42,076	$39,773

FHLB special dividend	—	—	—	176	—
Realized securities gains	372	170	128	1,023	64
Other-than-temporary impairment of securities	—	—	—	—	(1)
	372	170	128	1,199	63
GAAP total revenue	$14,298	$14,318	$13,990	$43,275	$39,836

Total core noninterest income	$2,621	$2,690	$2,785	$7,969	$8,338

Realized securities gains	372	170	128	1,023	64
Other-than-temporary impairment of securities	—	—	—	—	(1)
	372	170	128	1,023	63
GAAP total noninterest income	$2,993	$2,860	$2,913	$8,992	$8,401

Total core noninterest expense	$7,791	$7,798	$7,536	$21,469	$22,543

Losses on sales of foreclosed properties	35	103	70	198	199
Write-downs of foreclosed properties	1,046	160	1,580	3,471	3,471
	1,081	263	1,650	3,669	3,670
GAAP total noninterest expense	$8,872	$8,061	$9,186	$25,138	$26,213